EX-99.(a)(1)(I)

Amended and Restated NOTICE OF GUARANTEED DELIVERY

For Tender of Shares of Common Stock

of

DYNACQ HEALTHCARE, INC.

at

$0.03 PER SHARE

Pursuant to the Offer to Purchase

by

Furlong Fund, LLC.

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK
CITY TIME, ON MARCH 24, 2014, UNLESS EXTENDED.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates (“Certificates”) evidencing shares of common stock, par value $0.001 per share (the “Shares”), of Dynacq Healthcare, Inc., a Nevada corporation (“Dynacq”), are not immediately available, (ii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis, or (iii) if time will not permit all required documents to reach Transfer Online, Inc. (the “Depositary”) prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See “The Tender Offer—Section 3—Procedures for Tendering Shares” of the Offer to Purchase (as defined below).

The Depositary for the Offer is:

Transfer Online, Inc.

Transfer Online, Inc.

512 SE Salmon St.
Portland, OR 97214

By Facsimile:

(For Eligible Institutions Only)

(503) 227-6874

Confirm by Telephone:

(503) 227-2950

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

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Ladies and Gentlemen:

The undersigned hereby tenders to Furlong Fund, LLC, a Delaware limited liability company, upon the terms and subject to the conditions set forth in the offer to purchase, dated February 19, 2014 (as amended and supplemented by the Amended and Restated Offer to Purchase, dated February 28, 2014, and as it may be amended or supplemented from time to time, the the “Offer to Purchase”), and the related Letter of Transmittal (which, with any amendments or supplements thereto, together with the Offer to Purchase, the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.001 per share (the “Shares”), of Dynacq Healthcare, Inc., a Nevada corporation, specified below, pursuant to the guaranteed delivery procedure set forth in the section entitled “The Offer — Section 3 — Procedure for Tendering Shares” of the Offer to Purchase.

Number of Shares and Certificate No(s) (if available)

[ ] Check here if Shares will be tendered by book entry transfer.

DTC Account Number:

Dated: , 2014

Name(s) of Record Holder(s):

(Please Type or Print)
Address(es):

(Zip Code)

Area Code and Tel. No.

(Daytime Telephone Number)
Signature(s):

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GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution (defined in the section entitled “The Offer — Section 3 — Procedure for Tendering Shares” of the Offer to Purchase), hereby (i) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended and (ii) guarantees delivery to the Depositary, at its address set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, or a confirmation of a book-entry transfer of such Shares into the Depositary’s account at DTC (pursuant to the procedures set forth in the section entitled “The Offer — Section 3 — Procedure for Tendering Shares” of the Offer to Purchase), in either case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent’s Message (defined in the section entitled “The Offer — Section 3 — Procedure for Tendering Shares” of the Offer to Purchase), together with any other documents required by the Letter of Transmittal, all within three trading days after the date hereof.

Name of Firm:

Address:	(Authorized Signature)
Name:

(Zip Code)	Title:

Area Code and Tel. No.:

Date:

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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